Exhibit 99

Form 4 Joint Filer Information

Name:  Essex Woodlands Health Ventures V, L.L.C.

Address:  21 Waterway Avenue
          Suite 225
          The Woodlands, TX 77380

Designated Filer:  Essex Woodlands Health Ventures Fund V, L.P.

Issuer & Ticker Symbol:  Thermage, Inc. (THRM)

Date of Event Requiring Statement:  11/10/2006

Signature:  /s/ Martin P. Sutter, Managing Director